Exhibit 21.1




                            STONE ENERGY CORPORATION

                       SUBSIDIARIES AS OF FEBRUARY 1, 2001



Stone Energy, L.L.C., a Delaware limited liability company

Basin Onshore Oil & Gas, Inc., a Delaware corporation